                                                                    Exhibit 12.1

                    Computation of Earnings to Fixed Charges
                    ----------------------------------------
                        (in millions, except ratio data)

                                                       Year Ended                     Year Ended
                                                    December 31, 1998              December 31, 1999
                                              ----------------------------    ----------------------------
                                              DDi Capital        DDi Corp.    DDi Capital        DDi Corp.
                                              -----------        ---------    -----------        ---------
Earnings:
Income before provision for income taxes            (50.9)           (53.3)         (19.3)           (24.8)
Plus: fixed charges                                  35.8             37.9           42.4             47.7
                                                   ------           ------         ------           ------
                                                    (15.1)           (15.4)          23.1             22.9
                                                 --------         --------         ------           ------

Fixed Charges:
Interest Expense (income), net                       35.3             37.4           41.4             46.7
One-third of rent expense (a)                         0.5              0.5            1.0              1.0
                                                      ---              ---            ---              ---
                                                     35.8             37.9           42.4             47.7
                                                   ------           ------         ------           ------

Earnings to fixed charges ratio                     (0.4)             (0.4)           0.5              0.5
                                                    =====            =====            ===              ===
Earnings deficiency, if applicable                  (50.9)           (53.3)         (19.3)           (24.8)
                                                 ========         ========       ========         ========

                                                       Year Ended                      Year Ended
                                                    December 31, 2000               December 31, 2001
                                              ----------------------------    ----------------------------
                                              DDi Capital        DDi Corp.    DDi Capital        DDi Corp.
                                              -----------        ---------    -----------        ---------
Earnings:
Income before provision for income taxes             48.8             51.6          (86.3)           (85.1)
Plus: fixed charges                                  37.5             43.1           16.9             24.6
                                                   ------           ------         ------           ------
                                                     86.3             94.7          (69.4)           (60.5)
                                                   ------           ------         ------           ------

Fixed Charges:
Interest Expense (income), net                       36.3             41.2           14.8             22.1
One-third of rent expense (a)                         1.2              1.9            2.1              2.5
                                                   ------           ------         ------           ------
                                                     37.5             43.1           16.9             24.6
                                                   ------           ------         ------           ------

Earnings to fixed charges ratio                       2.3              2.2           (4.1)            (2.5)
                                                      ===              ===            ===              ===
Earnings deficiency, if applicable                    n/a              n/a          (86.3)           (85.1)
                                                      ===              ===          ======           ======

(a) Based on the amount reported as rent expense under operating leases in the Company's historical financial statements.